Exhibit 10.1

SEMMANAGEMENT L.L.C.

Guidelines for Short-Term Incentive Program

for Eligible Employees

ARTICLE I.

INTRODUCTION

1.1 Purpose; STI.

(a) The purpose of the Short-Term Incentive Program for Eligible Employees is to provide for annual cash incentives for Eligible Employees (as defined herein) of SemManagement L.L.C. (the “Company”) or its Affiliates to apply their knowledge, skills and abilities to enable the Company to create value for shareholders of SemGroup Corporation (referred to herein collectively with its Affiliates as “SemGroup”) by, among other things, rewarding business unit and SemGroup organizational achievements as well as, where applicable, individual effort. Notwithstanding the adoption and publication of the STI and the Guidelines described herein (“these Guidelines”), the Compensation Official (as defined below) retains full and complete discretion with respect to the making as well as the amount of any Award hereunder.

(b) As used herein, the term “STI” refers to these Guidelines together with the metrics, financial goals and any other terms and conditions established by the Committee (as defined below) for each Performance Year (as defined below).

1.2 Effective Date. The STI is effective as of January 1, 2011.

1.3 Definitions. Capitalized terms used herein have the meanings set forth in Article VI hereof unless otherwise defined herein.

1.4 Effect of Guidelines; Discretion.

(a) Notwithstanding any public or private communication by the Company or any Affiliate regarding financial performance for a Performance Year and its potential effect on the payment of Awards under the STI, the Committee and the Compensation Official retain the full authority and discretion regarding the calculation and payment of Awards under the STI otherwise accorded them under the STI.

(b) Except with respect to Section 4.1 below, notwithstanding any use of terms such as “are,” “will be,” “would” or any similarly declarative word or phrase in this document or any description or summary of the STI, the STI imposes no duty or obligation upon SemGroup, the Company or any Affiliate, the Committee, a Compensation Official (as defined below) or any delegate of any of the foregoing with regard to the payment of any Award under the STI or the amount thereof. Compliance with the Guidelines, except for Section 4.1 below, is within the complete discretion of the Compensation Official.

1.5 No Legally Binding Right or Entitlement to Award. Neither eligibility nor participation in the STI shall create any legally binding right nor otherwise entitle any person to receive any Award hereunder for any Performance Year prior to payment of such Award. In addition, there is no obligation for uniformity of treatment of Eligible Employees or other employees, except as may be provided in any other compensation arrangement to which the Company or, as applicable, an Affiliate, is a party.

ARTICLE II.

ELIGIBILITY; PARTICIPATION

2.1 Eligibility. Eligible Employees are common law employees of the Company or one or more of its Affiliates, but not including anyone who is:

(a) A leased employee;

(b) an employee who is a member of a group of employees covered by a collective bargaining agreement, unless such agreement expressly provides for coverage under the STI;

(c) a seasonal employee, a temporary employee, a term employee or an employee not employed on a regularly scheduled basis;

(d) a person who has a written employment contract or other contract for services, unless such contract provides that such person is entitled to participate in the STI;

(e) a person who is paid through the payroll of a temporary agency or similar organization regardless of any subsequent reclassification as a common law employee;

(f) a person who is designated, compensated or otherwise treated as an independent contractor by an the Company or applicable Affiliate regardless of any subsequent reclassification as a common law employee;

(g) a person who is designated, compensated or otherwise treated as a cooperative education employee;

(h) a person who has a written contract with the Company or an Affiliate which states either that such person is not an employee or that such person is not entitled to receive compensation from the Company or such Affiliate for services under such contract;

(i) a person who is not classified as a common law employee for purposes of the Company’s or an Affiliate’s payroll system. In the event any such person is reclassified as a common law employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such person will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Eligible Employee. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not classified as a common law employee of the Company or an Affiliate on the Company’s or such Affiliate’s payroll system to become an Eligible Employee under the STI is through an amendment to the STI which specifically renders such person an Eligible Employee;

(j) a person retained by the Company or an Affiliate directly or through an agency or other party to perform services for the Company or such Affiliate (for either a definite or indefinite duration) in the capacity of a fee-for-service worker or independent contractor or any similar capacity including, without limitation, any such person employed by temporary employment firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations or other staffing firms, whether or not deemed to be a common law employee; and

(k) an employee who is on an unpaid leave of absence, unpaid administrative leave or, except as provided in Section 4.3 below, Disability leave, whether or not the individual is otherwise treated as an employee for other purposes.

2.2 Participation; Eligibility to Receive Award. An Eligible Employee begins to participate in the STI on such person’s first day of active employment as an Eligible Employee for the Company or an Affiliate. Such participation ceases at the time such active employment as an Eligible Employee ceases, including on commencement of any unpaid leave of absence, administrative leave or Disability leave whether or not the individual is compensated or otherwise treated as an employee for other purposes. Further, except as set forth in Article IV below, no Eligible Employee may receive an Award under the STI unless he or she is an Eligible Employee participating in the STI on the payment date for such Award. An Eligible Employee will continue to participate in the STI through the last day of the final month of the period of any paid administrative leave commenced while such Eligible Employee was participating in the STI.

ARTICLE III.

GUIDELINES FOR CALCULATING AWARD AMOUNTS

3.1 Factors Relevant to Calculation of Awards. Awards, if any, for Eligible Employees for a Performance Year are calculated based on such factors as the Compensation Official determines in its sole discretion, including without limitation (a) available funding, (b) the financial performance of SemGroup and its business units in accordance with the Performance Measures (as defined below) and (c) the Eligible Employee’s Target Percentage and Eligible Earnings for such Performance Year.

3.2 Target Percentage. Within the first quarter of each Performance Year, the Compensation Official will establish a Target Percentage for each Eligible Employee. The Target Percentage is expressed as a percentage of an Eligible Employee’s Eligible Earnings. An Eligible Employee’s Target Percentage may change during a Performance Year based on a change in such Eligible Employee’s job title, or upon the recommendation of the Compensation Official.

3.3 Eligible Earnings. For purposes of the STI, an Eligible Employee’s Eligible Earnings means the amount of his or her base salary for a Performance Year. “Base salary” includes, but is not limited to, pay for hours worked during a normal workday, PTO, short-term disability pay, holiday pay, jury duty pay, bereavement pay and shift differentials. “Base salary” under the STI does not include, by way of example and not limitation, bonuses, overtime, long-term Disability benefits, commissions, cost of living pay, housing pay, relocation pay, other taxable fringe benefits and extraordinary compensation.

3.4 Target Awards; Changes in Target Awards during a Performance Year.

(a) The amount of an Eligible Employee’s Target Award for a Performance Year is equal to the product of (i) the Eligible Employee’s Target Percentage multiplied by (ii) his or her estimated Eligible Earnings for such Performance Year. An Eligible Employee’s Target Award represents a payment target for the Award, if any, payable to such Eligible Employee upon the achievement of the Performance Measures at the target level established for the Performance Year for SemGroup and the business units, and, where applicable, the Eligible Employee’s personal performance goals. The amount of the Award may vary based upon the level of achievement of the Performance Measures.

(b) If during the course of a Performance Year, an Eligible Employee’s business unit (as defined in Section 3.3 above) changes so that his or her Target Percentage and/or business unit is different for different parts of such Performance Year, and/or the amount of an Eligible Employee’s Eligible Earnings on an annual basis is increased or decreased, such Eligible Employee’s Target Percentage for that Performance Year, and, therefore, his or her Target Award, are pro rated as appropriate to reflect his or her Target Percentage and Eligible Earnings under the STI for each portion of such Performance Year.

3.5 Amount of Award; Adjustments and Limits.

(a) The amount of an Award, if any, for an Eligible Employee for a Performance Year calculated under the STI is initially calculated based on the Eligible Employee’s Target Award and Eligible Earnings for the Performance year computed under Section 3.4 above, subject to the adjustments and limits described below.

(b) The Award of an Eligible Employee, if any, initially calculated as for a Performance Year in accordance with Section 3.4 above is subject to adjustment upward or downward (but not below zero) based on such other factors as the Compensation Official determines appropriate, including without limitation (i) available funding, (ii) the performance of SemGroup and its business units in accordance with the Performance Measures and (iii) the Eligible Employee’s Target Percentage and Eligible Earnings for such Performance Year. Such adjustment shall be determined based upon percentage achievement of the Performance Measures and their corresponding relative weight.

(c) The amount of each Eligible Employee’s Award, if any, for a Performance Year under the STI shall not exceed 200% of his or her Target Award, or be less than zero (0). In addition, in no event shall the aggregate amount of all Awards calculated under the STI or a Performance Year exceed the Incentive Pool (as defined below) for such Performance Year.

(d) No Award or any portion thereof shall be payable to any Eligible Employee with respect to any Performance Year unless SemGroup is profitable for such Performance Year as defined and determined in the sole discretion of the Committee and, notwithstanding such profitability, no Award shall be payable under the STI except in the discretion of the Compensation Official.

3.6 Incentive Pool. The Incentive Pool for a Performance Year is the total amount of funds, if any, allocated by the Committee for the payment of Awards under the STI for such Performance Year. The Incentive Pool applicable for a Performance Year shall be determined by the Committee following the end of such Performance Year.

ARTICLE IV.

PAYMENT

4.1 Timing of Payment of Awards. Except as otherwise provided in Section 5.7 below, any Award or portion thereof under the STI with respect to a Performance Year that is payable under the STI if and as approved for payment by the Compensation Official will be paid in cash on March 14 of the year following such Performance Year.

4.2 No Payment of Award on Termination of Employment except due to Retirement, Disability or Death. An Eligible Employee whose employment by the Company or applicable Affiliate ends, voluntarily or involuntarily, prior to the payment date of an Award or portion thereof otherwise payable to such Eligible Employee for a Performance Year under the STI, is not eligible to receive any Award under the STI for such Performance Year except, in accordance with Section 4.3 below, if such employment termination is due to Retirement, Disability or death.

4.3 Discretion to Pay Award on Termination of Employment as a Result of Death, Disability or Retirement. If an Eligible Employee’s employment by the Company or applicable Affiliate terminates prior to payment of an Award otherwise payable under the STI with respect to a Performance Year due to such Eligible Employee’s Retirement, Disability or death, such Eligible Employee (or his or her beneficiary, as the case may be) may, in the discretion of the Compensation Official, receive an Award under the STI for such Performance Year. The amount of any Award payable to such Eligible Employee, or beneficiary, as the case may be), in such case shall be calculated in the same manner and paid at the same time that Awards, if any, are paid to other Eligible Employees.

ARTICLE V.

GENERAL PROVISIONS

5.1 Administration. The STI will be administered by the Committee which serves as the Compensation Official with respect to (a) establishment of the financial performance metrics and goals for each Performance Year, (b) certification of the achievement of established goals for a Performance Year, (c) determination of Target Percentages and Awards, if any, payable to any Eligible Employee or group of Eligible Employees as to which the Committee directly sets compensation, and (d) such other matters with respect to the STI as the Committee determines in its sole determination. Otherwise, the STI shall be administered by the applicable Compensation Official with respect to each Eligible Employee or group of Eligible Employees. Notwithstanding anything to the contrary in the STI, the Compensation Official, retains at all times full discretion and authority over every aspect of the STI as to which such Compensation Official is accorded discretion under the STI or otherwise under the Company’s or applicable Affiliate’s compensation policies and procedures, including without limitation whether and to what extent any Award will be paid under the STI for any Performance Year and to whom such Award(s) may be paid or not paid. The Compensation Official may further delegate its administrative duties and responsibilities under the STI to such committees, other groups and individuals as it deems appropriate; provided that no delegation shall be made that would violate applicable law.

5.2 No Limit on Other Compensatory Arrangements. Nothing contained herein shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with Eligible Employees and arrangements which relate to Awards under the STI), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in this document to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

5.3 Severability. If any provision of the STI is, becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the STI or any Award under any law deemed applicable by the Company or employing Affiliate, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Company or such Affiliate, materially altering the intent of the STI, such provision shall be deleted and the remainder of the STI shall remain in full force and effect; provided, however, that unless otherwise determined by the Company, such provision shall not be construed or deemed amended or deleted with respect to any Eligible Employee whose rights and obligations under the STI are not subject to the law of such jurisdiction or the law deemed applicable by the Company or applicable Affiliate.

5.4 Unfunded Status. The STI is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to an Eligible Employee pursuant to the STI nothing herein shall give any such Eligible Employee any rights that are greater than those of a general creditor of the Company or applicable Affiliate; provided, however, that the Company or applicable Affiliate may authorize the creation of trusts or make other arrangements to meet the Company’s or Affiliate’s respective obligations under the STI to deliver cash or other property pursuant hereto which trusts or other arrangements shall be consistent with the “unfunded” status of the STI.

5.5 Amendment; Termination. The Committee shall have discretionary authority to amend the STI, except for Section 4.1 hereof, from time to time without notice to any employee or other person. The STI may be terminated by the Committee in its sole discretion at any time without notice to any person and without any obligation to pay any Award hereunder.

5.6 Section 409A. The Company intends that the STI and any payment made under the STI be excepted from Section 409A or, if not excepted, compliant with 409A. Accordingly, to the fullest extent possible, the Plan shall be construed and administered so that each Award paid under the STI shall be paid in a time, form and manner that results in the payment being excepted from 409A or, if not excepted, compliant with 409A.

5.7 Forfeiture and Clawback. Notwithstanding any other provision of the STI to the contrary, any incentive-based compensation paid to an Eligible Employee under the STI may be subject to recovery by the Company or SemGroup under any clawback policy that SemGroup may adopt from time to time, including without limitation any policy that SemGroup may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which SemGroup’s stock may be listed. In accordance with any such policy, an Eligible Employee may be required to promptly return any such incentive-based compensation which SemGroup determines it is required to recover from the Eligible Employee under any such clawback policy.

ARTICLE VI.

DEFINITIONS

Unless otherwise defined in the STI, the following capitalized terms used in this document shall have the meanings set forth below:

(a) “Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom such person would be considered a single employer under Section 414(c) of the Code.

(b) “Award” has the meaning set forth in Section 3.1 hereof.

(c) “Committee” means the Compensation Committee of the Board of Directors of SemGroup Corporation.

(d) “Company” means SemManagement L.L.C.

(e) “Compensation Official” means, with respect to an Eligible Employee or group of Eligible Employees, the Committee, an individual or any other committee or group that, under the policies and practices of the Company or applicable Affiliate in effect at the relevant time, has the authority and discretion to establish the Target Percentage for an Eligible Employee and to determine the final amount of an Award, if any, payable to such Eligible Employee or group of employees of the Company or applicable Affiliate under the STI.

(f) “Disability” or “Disabled” means a person’s total and permanent disability as defined under any long-term disability plan sponsored by the Company or applicable Affiliate.

(g) “Eligible Earnings” has the meaning set forth in Section 3.3 above.

(h) “Eligible Employee” means a person eligible to participate in the STI as described in Section 2.1 above.

(i) “Guidelines” has the meaning set forth in Section 1.1 above.

(j) “Incentive Pool” has the meaning set forth in Section 3.6 above.

(k) “Performance Measures” means the goals established for a Performance Year and approved by the Committee.

(l) “Performance Year” means a fiscal year of the Company with respect to which an Award is made under the STI.

(m) “Retirement” means an Eligible Employee’s termination of employment due to his or her retirement as defined under the Company’s tax-qualified retirement plan applicable to such Eligible Employee, or, if no such plan is applicable to such Eligible Employee, (i) after attaining age 65 or (ii) after attaining age 59 and completing at least five (5) years of service with SemGroup.

(n) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and guidance issued thereunder.

(o) “SemGroup” means SemGroup Corporation and all of its Affiliates.

(p) “STI” has the meaning given in Section 1.1 above.

(q) “Target Award” has the meaning set forth in Section 3.4(a) above.

(r) “Target Percentage” has the meaning set forth in Section 3.2(a) above.